Exhibit 10.21.3

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

ZERO NOX, INC.

THIRD AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

$5,000,000[1]	Made as of March 10, 2023 (“Amended Note Date”)

Pursuant to Section 9.7 of the $5,000,000 Convertible Promissory Note date March 11, 2022 (“Note”), Zero Nox, Inc. (the “Company”) and Premier Trailer Manufacturing Inc. (the “Holder”) hereby amend the Note to provide extend the time for conversion and repayment under the existing terms. The Company and Holder are collectively referred to herein as the “Parties” and individually as a “Party.”

Recitals

WHEREAS, the Holder wishes to have some additional time to decide whether to convert the Note to shares of Conversion Stock at the Conversion Price; and

WHEREAS, the Company wishes to have some additional time to repay the Note should the Holder choose not to convert the Note to shares of Conversion Stock at the Conversion Price.

Terms

THEREFORE, in consideration of and reliance on the foregoing and the mutual covenants contained herein, and in the original Note, and for other good and valuable consideration as set forth herein, the Parties hereby state and agree as follows:

1.	The definition of the “Maturity Date” in the Note is amended to mean “the earlier of (a) October 1, 2023, or (b) the time at which the Balance of this Note is due and payable upon an Event of Default; provided, however that if the Event of Default is cured as permitted in this Note, then the Maturity Date shall not thereafter be deemed to have occurred with regard to such Event of Default under this clause (b).”

1 Minus the prepayment made pursuant to the First Amendment to Convertible Promissory Note, and the Second Amendment to Convertible Promissory Note.

[Third Amendment to CONVERTIBLE PROMISSORY NOTE]

2.	Section 3 (“Conversion and Prepayment”) of the Note is amended to state as follows: “On or before May 1, 2023, the Holder may convert this Note to shares of Conversion Stock at the Conversion Price. After May 1, 2023, the Company may pay any unpaid Balance of this Note before it becomes due, without the consent of the Holder of the Note.”

Except for the amendments set forth above, all others terms and conditions of the Note, as amended by the First Amendment to Convertible Promissory Note, and the Second Amendment to Convertible Promissory Note, remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to Convertible Promissory Note to be signed in their name as of the Amended Note Date.

THE COMPANY

Zero Nox, Inc.

By:	/s/ Vonn R. Christenson

Name: Vonn R. Christenson

Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:

HOLDER

Premier Trailer Manufacturing Inc.

By:	/s/ Gene A. Cuelho Jr.

Name: Gene A. Cuelho Jr.

Title: Chief Executive Officer

[Third Amendment to CONVERTIBLE PROMISSORY NOTE]